UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2025 (September 2, 2025)
___________________________________
Skyward Specialty Insurance Group, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-41591 (Commission File Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600 Houston, Texas		77024-4284
(Address of principal executive offices)		(Zip Code)
(713) 935-4800
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01	SKWD	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On September 2, 2025, Skyward Specialty Insurance Group, Inc. (the “Company”) entered into two share purchase agreements (the "Apollo Majority SPAs") with institutional and management shareholders, respectively, of Apollo Group Holdings Limited ("Apollo") (the "Majority Sellers"). Pursuant to the Apollo Majority SPAs, in accordance with the terms and subject to the conditions therein, the Company has agreed to acquire all of the issued shares of Apollo held by the Majority Sellers, representing approximately 87% of the issued share capital of Apollo. In addition, closing of the transaction ("Completion") is conditioned upon the Company acquiring 100% of the issued share capital of Apollo at Completion pursuant to additional short-form share purchase agreements (the "Apollo Minority SPAs" and together with the Apollo Majority SPAs, the "Apollo SPAs") to be entered into either prior to or at Completion with the remaining minority shareholders of Apollo (the "Minority Sellers" and together with the Majority Sellers, the "Sellers"). The consideration for the entire issued share capital of Apollo (the "Apollo Shares") under the Apollo SPAs is $556,000,000, approximately 33 % of which will be satisfied by the issue of common stock of the Company to certain Sellers (the "Consideration Stock") and the remainder in cash.
Pursuant to Apollo's constitution, the Minority Sellers will be contacted shortly by Apollo to arrange entry into the Apollo Minority SPAs.
Completion is expected to occur in the first quarter of 2026.
Consideration
The Company will issue 3,679,332 shares of Consideration Stock to certain Apollo Sellers in partial satisfaction of the consideration under the Apollo SPAs. The Consideration Stock will be issued The Company intends to issue the Consideration Stock in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation S promulgated under the Securities Act. The Company will issue the Consideration Stock free and clear of any liens or restrictions (other than those arising under state and federal securities laws of the United States) and bearing a restrictive legend.
The Company intends to fund the cash portion of the consideration with funds available from a new term loan credit facility in the aggregate principal amount of $300 million underwritten by Barclays Bank PLC.
Warranties and Covenants
The Management Sellers will give a customary suite of warranties relating to the Company, its group and its business. The Minority Sellers and the Institutional Sellers will give only limited warranties as to title to the relevant Apollo Shares and authority to enter into the relevant Apollo SPA.
All Sellers will also provide customary covenants in the relevant Apollo SPA, including (in the case of the Majority Sellers) covenants to carry on the business as a going concern in the ordinary course during the interim period between the execution of the relevant Apollo SPA and Completion.
The Apollo Majority SPAs have been included to provide investors with information regarding their terms. They are not intended to provide any other factual information about the Company, the Sellers or Apollo. The representations, warranties, covenants and agreements contained in the Apollo Majority SPAs were made only for the purposes of the Apollo Majority SPAs, as of the specific dates therein, were solely for the benefit of the parties to the Apollo Majority SPAs and the parties expressly identified as third-party beneficiaries thereto, as applicable (except as expressly provided therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Apollo Majority SPAs instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Apollo Majority SPAs and should not rely on the representations, warranties, covenants and agreements therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Apollo Majority SPAs, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Completion Conditions
Completion is subject to certain closing conditions, including the delivery of copies of the duly executed Apollo Minority SPAs, receipt of specified regulatory approvals or confirmation of no objection from the United Kingdom Prudential Regulation Authority, Lloyd's and the Bermuda Monetary Authority. If any of the completion conditions has not been satisfied by June 2, 2026, the Apollo Majority SPAs shall terminate automatically.

Termination
In addition to automatic termination of the Apollo Majority SPAs in the event any completion condition is not satisfied by June 2, 2026, the Apollo Majority SPAs also contain termination rights for each of the Company and the Majority Sellers if any party fails to comply with any of its obligations at Completion.
Debt Commitment
In connection with the Apollo SPAs, on September 2, 2025, the Company entered into debt commitment letters (the "Apollo Commitment Letters") pursuant to which Barclays Bank PLC (the "Lender") has committed to provide the Company with debt financing in the form of (i) up to two senior unsecured delayed draw term loan credit facilities of up to $300 million in total, and (ii) in case the borrower is not able to obtain consent from lenders under its existing revolving credit agreement to the transactions under the Apollo SPAs, a senior unsecured bridge facility of up to $150 million, in each case, on the terms and subject to the conditions set forth in the Apollo Commitment Letters. The obligations of the Lender to provide the debt financing under the Apollo Commitment Letters are subject to certain customary conditions set forth therein, including, without limitation, the receipt of definitive loan documentation, accuracy of representations and warranties, Completion substantially contemporaneously with the initial funding of the debt financing and no specified event of default having occurred.
Item 7.01    Regulation FD Disclosure
On September 2, 2025, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press released is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 9.01    Exhibits
(d) Exhibits.

Exhibit No.	Description of Exhibits
2.1	Agreement for the Sale and Purchase of Shares in Apollo Group Holdings Limited - Institutional Sellers dated September 2, 2025
2.2	Agreement for the Sale and Purchase of Shares in Apollo Group Holdings Limited - Management Sellers dated September 2, 2025
99.1	Press Release dated September 2, 2025
104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWARD SPECIALTY INSURANCE GROUP, INC.

Date:	September 8, 2025	/s/ Mark Haushill
Mark Haushill
Chief Financial Officer